Exhibit 10.04
XCEL ENERGY INC. 2024 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

Xcel Energy Inc. (the “Company” and collectively with its Affiliates, “Xcel Energy”), pursuant to its 2024 Equity Incentive Plan (the “Plan”), hereby grants to you, the Participant named below, a Restricted Stock Award as set forth below. The terms and conditions of such Award are set forth in this award agreement (the “Agreement”) and in the plan document for the Plan, a copy of which has been provided to you. Any capitalized term used but not defined in this Agreement shall have the same meaning assigned to it in the Plan (as it currently exists or as it may be amended in the future).

Participant: [●]    Grant Date: [●]

1.Granting of Award. The Company has granted you, subject to the terms and conditions in this Agreement and the Plan, an Award of [______________] Shares of Restricted Stock (the “Restricted Shares”).

2.Restrictions on Transfer and Restricted Periods.

(a)During the respective periods hereinafter described (the “Periods of Restriction”), the Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by you, except as hereinafter provided, and shall be subject to the vesting requirements described below. [In order to ensure compliance with these restrictions, the Company will issue appropriate “stop transfer” instructions to its transfer agent which will apply to the Restricted Shares until they vest. The Company shall not be required (i) to transfer on its books any Restricted Shares that have purportedly been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or receive dividends to any transferee to whom such Restricted Shares shall have been purportedly sold or transferred in violation of any of the provisions of this Agreement.]1

(b)The Periods of Restriction shall commence on the Grant Date set forth above and, except as provided in Section 2(c) or Section 3, they shall terminate with respect to [_______] of the Restricted Shares on [_____________], 20[__]; [_______] of the Restricted Shares on [_____________], 20[__] and with respect to the remaining Restricted Shares on [_____________], 20[__] or the next available trading date if the designated date is not a trading day.

(c)The Periods of Restriction will terminate with respect to all unvested Restricted Shares, and the Restricted Shares shall fully vest, upon a Change in Control.

(d)Restricted Shares will vest and all restrictions will lapse upon the termination of the applicable Period of Restriction. The Committee shall have the authority, in its discretion, to accelerate vesting and the lapse of restrictions whenever the Committee determines that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Periods of Restriction. The Committee, however, has delegated certain administrative duties to the Human Resources and/or Shareholder Services departments of the Company.

(e)Any vesting of this Award is conditioned on your compliance with Section 11. Notwithstanding the vesting and subsequent payment of this Award, it shall remain subject to the provisions of Section 11 of this Agreement.

3.Termination of Service. If your Service terminates for any reason other than Disability or death, all Restricted Shares which are subject to the restrictions imposed by Section 2(a) shall be forfeited and returned to the Company; provided, however, that if your Service terminates by reason of Disability or death, the Periods of Restriction shall lapse and all unvested Restricted Shares shall immediately vest.

4.Expiration of Period of Restriction; Release of Shares. Restricted Shares shall be evidenced by a book-entry in your name with the Company’s transfer agent in accordance with Section 9(b) of the Plan. Upon the expiration of the Period of Restriction with respect to any Restricted Shares or lapse of restrictions for any other reason as provided in this Agreement, and after the Company has determined that all conditions to the release of unrestricted Shares to you, including Sections 8 and 15, have been satisfied, the Company shall cause the Shares released from restriction to be transferred to your account in Xcel Energy’s Dividend Reinvestment and Stock Purchase Plan. Simultaneously with the execution of this Agreement or at any time requested by the Company, you will execute a stock power endorsed in blank and promptly deliver such stock power to the Company with respect to Restricted Shares and Shares purchased with dividends thereon. The Company may condition the issuance or delivery of Shares upon receipt of such stock power.

1 To be confirmed with EQ.

5.Your Rights. Except as otherwise provided herein, you shall have all the rights of a shareholder, including, but not limited to, the right to vote, with respect to all of the Restricted Shares. Dividends payable on Restricted Shares shall be reinvested in additional Restricted Shares which Xcel Energy at its discretion may purchase through Xcel Energy’s Dividend Reinvestment and Stock Purchase Plan for the account of the Participant at the same time as dividends are reinvested under said Dividend Reinvestment Plan for the participants in that Plan. Any additional Restricted Shares purchased by reinvested dividends shall be subject to the same Periods of Restriction as the original Restricted Shares awarded and deemed to be Restricted Shares for purpose of this Agreement.

6.Changes in Capitalization of the Company. If there is any equity restructuring or other change in the Company’s corporate capitalization as described in Section 12(a) of the Plan, the Committee shall determine the appropriate adjustment, if any, to each Award as provided in Section 12(a) of the Plan.

7.Recoupment. In addition with the provisions in Section 11 of this Agreement, this Award and any compensation associated with may be made subject to forfeiture, recovery by the Company or other action, at any time, (a) in accordance with the Xcel Energy Inc. Mandatory Compensation Recovery Policy for Section 16 Officers, the Xcel Energy, Inc. Compensation Recovery Policy for Covered Employees, and any other compensation recovery, recoupment or forfeiture policies adopted by Xcel Energy from time to time, and (b) to the extent required by any law, rule of the Securities and Exchange Commission or any listing standard of the securities exchange upon which the Company’s stock is listed, and this Award will be automatically amended to comply with any compensation recovery requirement.

8.Withholding. The Company may require you to remit to it, or may withhold from your other compensation, an amount sufficient to satisfy any applicable federal, state, local tax, employment, FICA or other mandated withholding requirements in regard to the Award in the year or years the Award becomes taxable to you. You may elect in accordance with the Plan to satisfy the withholding requirement, in whole or in part, by tendering Shares of previously acquired Stock of the Company (either by the delivery of share certificates or by attestations) or by having the Company withhold Shares from the Award at the rate the Committee determines satisfies the applicable withholding requirements of the Code. For this purpose, Awards will be valued using the Fair Market Value of a Share as of the preceding business day to such withholding date. If no election is made, you will be deemed to have elected Shares to be withheld.

9.Plan Incorporated by Reference; Electronic Delivery. The Restricted Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which is controlling, and which shall be deemed incorporated into this Agreement. The Company, or a third party designated by the Company, may deliver to you by electronic means any documents related to your participation in the Plan. By accepting this Agreement, you acknowledge receipt of a copy of the Plan.

10.No Right to Employment. Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate your Service as provided in Section 13 of the Plan.

11.Restrictive Covenants. Covenants.

(a)Non-Disclosure and Return of Confidential Information. During your Service you have or will be given access to and provided with information proprietary to Xcel Energy and not generally known (including trade secret information) about Xcel Energy’s products, services, personnel, technology, research, development, methods, processes, systems, marketing plans, business strategies and plans, merger and acquisition strategies and targets, financial and pricing information, computer programs, source codes, models and databases, analytical models, customer lists and information, and supplier and vendor lists and information (collectively, “Confidential Information”). You agree not to disclose or use Confidential Information, either during or after your Service, except as required by subpoena or other legal process, in which event you will give Xcel Energy’s Chief Legal and Compliance Officer prompt notice of such subpoena or other legal process in order to permit Xcel Energy and any affected individual to seek appropriate protective orders. You further agree to return any and all Confidential Information, whether in hard or electronic format, regardless of the location on which such information may reside, no later than the date of your termination of Service. Notwithstanding any other language in this Agreement to the contrary, you understand that you may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney if such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law or for pursuing an anti-retaliation lawsuit; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and you do not disclose the trade secret except pursuant to a court order. Additionally, notwithstanding any other language in this Agreement to the contrary, nothing in this Agreement prohibits you from providing confidential information to a government agency or otherwise participating in lawful investigation by any government agency.

(b)No Solicitation. During your Service, and for a period of two years after the end of your Service for any reason, you agree that you will not, directly or indirectly, solicit or encourage any Xcel Energy employee, contractor or vendor with whom you have had contact or about whom you have obtained information to terminate, curtail, fail to renew a relationship or otherwise adversely change its relationship with Xcel Energy, [FOR COLORADO EMPLOYEES ONLY: to the extent the foregoing activities involve the use, disclosure, and/or misappropriation of trade secrets as defined by the Colorado Uniform Trade Secret Act, C.R.S. Sec. 7-74-101, et seq.,] and you agree you will not provide any information to any other person or entity for use in any similar attempt to do the same.

(c)No Competition. Where permitted by law including state and local law, for one year following your termination of Service for any reason, you shall not, directly or indirectly, on your own behalf or on behalf of any person or entity, become employed, engaged or involved with any business that is engaged in or planning to become engaged in any business competitive with the business of Xcel Energy in a position that involves: (i) providing services that relate to or are similar in nature or purpose to the services you performed for Xcel Energy during your previous two years of Service if such services involve business or regulatory strategies; methodologies or strategies relating to the generation, transmission, brokering, marketing, distribution, development, acquisition, or sale and delivery of electric power or generation capacity; electric commodity trading and origination activities and strategies; and services to gas and electric customers that provide them with options and the ability to reduce usage; or transmission, brokering, marketing or sale and distribution of natural gas; (ii) supervision, management, direction or advice regarding such services; or (iii) products, services and business activities as to which you had access to Confidential Information in the two years preceding your termination of Service. [FOR COLORADO EMPLOYEES ONLY: The restrictions on competitive activities delineated in this Section 11(c) shall be limited only to those activities which involve the use, disclosure, and/or misappropriation of trade secrets as defined by the Colorado Uniform Trade Secret Act, C.R.S. Sec. 7-74-101, et seq.]

(d)Breach of Restrictive Covenant. If you breach your obligations to Xcel Energy under any of the provisions of this Section 11, then (i) you shall immediately forfeit this Award (whether vested or unvested) and any right to receive Shares, and (ii) with respect to Shares that have been issued pursuant to this Award, you shall (A) return such Shares to the Company, or (B) pay to the Company in cash an amount equal to the Fair Market Value of such Shares as used by the Company in initially determining settlement. You further agree that if you violate any of the terms of this Section 11, then you will be liable to Xcel Energy for injunctive relief and damages in the full value of any Award paid under this Agreement.

12.Participant Acceptance. You shall signify acceptance of this Agreement, including, if applicable to you, that you will abide by the Xcel Energy Stock Ownership Policy, by signing in the space provided below and returning a signed copy to the Company, or if available, by providing an electronic signature[, within the time frames specified by the Company’s Human Resources department].

13.Mandatory Binding Arbitration. You agree that any and all disputes related to the Award including but not limited to, eligibility, vesting, distribution and payment, withholding, targets, effect of termination of Service or rights related to an amendment or termination of the Plan, will be subject to mandatory binding arbitration in Minneapolis, Minnesota before the American Arbitration Association. You agree that you will be responsible for bearing your share of the costs to arbitrate. [FOR COLORADO EMPLOYEES ONLY: Any action pertaining to the restrictive covenants in Section 11 shall be brought in state or federal court in Colorado and shall be governed by Colorado law.]

14.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.Securities Law Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange), as may be determined by the Company to be applicable, are satisfied.

16.Headings. Headings are given to sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

17.Definitions.

(a)The term “business day” means any day other than a Saturday, Sunday or other day on which the principal national securities exchange on which the Company’s common stock is then listed is not open for business.

(b)The term “Committee” shall also include those persons to whom authority has been delegated under the Plan.

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding this Award of Restricted Shares.

XCEL ENERGY INC.

By:
            [NAME]
            [TITLE]

ACCEPTED:

Participant Signature

Date

[FOR COLORADO EMPLOYEES ONLY: Note that this Agreement shall not be effective until 14 days after the date you sign it.]